Exhibit 99.1

AptarGroup Reports Increased First Quarter Revenue and Earnings; Continued Investment in Connected Electronic Drug Delivery Devices

CRYSTAL LAKE, Ill.--(BUSINESS WIRE)--April 27, 2017--AptarGroup, Inc. (NYSE:ATR) today announced increased revenue, net income and earnings per share for the first quarter of 2017. In addition, AptarGroup announced its continued investment in the field of connected electronic drug delivery devices.

First Quarter Summary

  Reported sales grew 3%; growth in Beauty + Home and Pharma offset decline in Food + Beverage
  Excluding the negative impact from changes in foreign currency exchange rates and the positive contribution from an acquisition, core sales also increased 3%
  Reported earnings per share were $0.81, which includes a $0.04 tax benefit not included in previous first quarter guidance, compared to $0.67 in the prior year (+21%); when adjusting for special items and changes in currency exchange rates, comparable earnings per share for the prior year were $0.74 (+9%)
  Earnings per share for both the current and prior year included certain tax benefits amounting to approximately $0.04 in each respective period
  Received the first order for European Medicines Agency (EMA)-approved integrated electronic nasal lockout device (Aptar’s eLockout)
  Acquired 20% minority ownership position in Kali Care, a Silicon Valley-based technology company, which provides digital monitoring systems for ophthalmic medications

First Quarter Results

For the quarter ended March 31, 2017, reported sales increased 3% to $601 million from $582 million a year ago. Core sales, which exclude the negative impact from changes in currency exchange rates and the positive contribution from the Mega Airless acquisition, also increased by 3%.

First Quarter Segment Sales Analysis
(Change Over Prior Year)
	Beauty +		Food +	Total
	Home	Pharma	Beverage	AptarGroup
Core Sales Growth	1%	10%	(1%)	3%
Acquisitions	3%	1%	--	2%
Currency Effects (1)	(1%)	(3%)	(2%)	(2%)
Total Reported Sales Growth	3%	8%	(3%)	3%

(1) - Currency effects are approximated by translating last year's amounts at this year's foreign exchange rates.

Commenting on the quarter, Stephan Tanda, President and CEO, said, “We are pleased to report core sales growth after a challenging second half of 2016. The diversity of our business continues to be a key strength. Our Pharma segment had an excellent quarter with growth across all three of its markets. The destocking effect that we saw at the end of 2016 appears to be over and we saw more normalized order levels in the prescription market and strong demand in the consumer health care market for decongestants and ophthalmics. We also achieved core sales growth in our Beauty + Home segment and were able to offset continuing challenges in the U.S. market with growth in the other regions. Our Beauty + Home and Food + Beverage segments were negatively affected by rising raw material costs, and our Food + Beverage segment was further impacted by lower sales volumes in the Chinese beverage market.”

Aptar reported earnings per share of $0.81 compared to $0.67 per share a year ago. Comparable adjusted earnings per share for the first quarter of 2016 totaled $0.74 per share.

Continued Investment in Connected Electronic Drug Delivery Devices

In the quarter, Aptar received an order for the first integrated electronic nasal lockout device (Aptar’s eLockout) approved by the EMA following a multi-year development with Takeda Pharmaceuticals International AG. This represents a major milestone, with the eLockout device being the first and only fully integrated electronic nasal drug delivery device to be approved by a European regulatory authority. The Aptar eLockout device uses advanced electronic technology that facilitates safe patient compliance by limiting the number of doses available during a 24 hour period and features a child-resistant cap.

In addition, Aptar signed an agreement to acquire a 20% minority ownership position in Kali Care, a Silicon Valley-based technology company, which provides digital-monitoring systems for ophthalmic medications. Kali Care’s sensing technology allows clinicians to collect real time compliance data. For example, the ability to see the medication-adherence score of patients with glaucoma is a powerful tool for ophthalmologists in managing the care of their patients. Aptar’s leading dispensing technologies combined with Kali Care’s smart sensors, data analytics and cloud services has the potential to become a valuable solution for clinicians. In 2016, we announced our partnership with Propeller Health, a leading digital platform for respiratory health management, to develop a fully-integrated connected metered dose inhaler (cMDI) that combines electronic sensing, dose counting and wireless communicating capabilities.

Commenting on the strategy, Tanda explained, “This is an important step in our journey to leverage our leading drug delivery technologies to develop the next generation of connected electronic devices. These strategic collaborations underline Aptar’s commitment to breaking new ground with health care innovations.”

Outlook

Commenting on Aptar’s outlook, Tanda said, “Looking to the second quarter, we currently expect growth in our Pharma and Food + Beverage segments. Our Beauty + Home segment may be impacted by uncertainties, including the pace of economic growth in the U.S. and Brazil. I am optimistic that we will continue to grow each of our business segments over the long-term by executing on customer projects and developing new business. I am also excited to continue to meet with our customers and visit our facilities as we focus on key areas such as innovation, sales, marketing and business development and pursue further growth opportunities.”

Aptar expects earnings per share for the second quarter to be in the range of $0.92 to $0.97 compared to $0.91 per share reported in the prior year. Our guidance range is based on an effective tax rate range of 26.5% to 27.5% which includes an estimate of a potential tax benefit from our adoption of the new accounting standard for share-based compensation. Adjusting for changes in foreign currency exchange rates, comparable adjusted earnings per share for the prior year were approximately $0.87.

Cash Dividend

As previously reported, the Board of Directors declared a quarterly cash dividend of $0.32 per share. The payment date is May 24, 2017, to stockholders of record as of May 3, 2017.

Open Conference Call

There will be a conference call on Friday, April 28, 2017 at 8:00 a.m. Central Time to discuss Aptar’s first quarter results for 2017. The call will last approximately one hour. Interested parties are invited to listen to a live webcast by visiting the Investor Relations page at www.aptar.com. Replay of the conference call can also be accessed for a limited time on the Investor Relations page of the website.

Aptar is a leading global supplier of a broad range of innovative dispensing and sealing solutions for the beauty, personal care, home care, prescription drug, consumer health care, injectables, food and beverage markets. Aptar is headquartered in Crystal Lake, Illinois, with manufacturing facilities in North America, Europe, Asia and South America. For more information, visit www.aptar.com.

Presentation of Non-GAAP Information

This press release refers to certain non-GAAP financial measures, including prior year adjusted earnings per share and adjusted EBITDA, which exclude the impact of transaction costs and purchase accounting adjustments that affected inventory values related to the Mega Airless acquisition. Core sales and adjusted earnings per share also exclude the impact of foreign currency translation effects. Non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures provided by other companies. Aptar’s management believes these non-GAAP financial measures provide useful information to our investors because they allow for a better period over period comparison of operating results by removing the impact of items that, in management’s view, do not reflect Aptar’s core operating performance. These non-GAAP financial measures also provide investors with certain information used by Aptar’s management when making financial and operational decisions. These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial results, but should be read in conjunction with the unaudited condensed consolidated statements of income and other information presented herein. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures is included in the accompanying tables.

This press release contains forward-looking statements, including certain statements set forth under the “Outlook” section of this press release. Words such as “expects,” “anticipates,” “believes,” “estimates,” “future,” “potential” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could” are intended to identify such forward-looking statements. Forward-looking statements are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are based on our beliefs as well as assumptions made by and information currently available to us. Accordingly, our actual results may differ materially from those expressed or implied in such forward-looking statements due to known or unknown risks and uncertainties that exist in our operations and business environment including, but not limited to, the possible impact and consequences of the fire at the Company’s facility in Annecy, France; economic conditions worldwide including potential deflationary conditions in regions we rely on for growth; political conditions worldwide; significant fluctuations in foreign currency exchange rates; changes in customer and/or consumer spending levels; financial conditions of customers and suppliers; consolidations within our customer or supplier bases; fluctuations in the cost of materials, components and other input costs; the availability of raw materials and components; our ability to successfully implement facility expansions and new facility projects; our ability to increase prices, contain costs and improve productivity; changes in capital availability or cost, including interest rate fluctuations; volatility of global credit markets; cybersecurity threats that could impact our networks and reporting systems; fiscal and monetary policies and other regulations, including changes in tax rates; direct or indirect consequences of acts of war or terrorism; work stoppages due to labor disputes; and competition, including technological advances. For additional information on these and other risks and uncertainties, please see our filings with the Securities and Exchange Commission, including the discussion under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-Ks and Form 10-Qs. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

AptarGroup, Inc.
Condensed Consolidated Financial Statements (Unaudited)
(In Thousands, Except Per Share Data)
Consolidated Statements of Income

	Three Months Ended
	March 31,
	2017	2016

Net Sales	$601,316	$582,338
Cost of Sales (exclusive of depreciation and amortization shown below) (1)	384,932	374,203
Selling, Research & Development and Administrative (2)	101,516	103,015
Depreciation and Amortization	37,331	35,887
Operating Income	77,537	69,233
Other Income/(Expense):
Interest Expense	(8,262)	(8,591)
Interest Income	330	584
Equity in Results of Affiliates	(48)	(121)
Miscellaneous, net	(77)	(1,260)
Income before Income Taxes	69,480	59,845
Provision for Income Taxes	17,675	15,979
Net Income	$51,805	$43,866

Net Loss/(Income) Attributable to Noncontrolling Interests	15	(3)
Net Income Attributable to AptarGroup, Inc.	$51,820	$43,863
Net Income Attributable to AptarGroup, Inc. per Common Share:
Basic	$0.83	$0.70
Diluted	$0.81	$0.67

Average Numbers of Shares Outstanding:
Basic	62,355	62,722
Diluted	64,234	65,063

Notes to the Condensed Consolidated Financial Statements:
(1) For the quarter ended March 31, 2016, Cost of Sales included the effect of approximately $2.6 million of purchase accounting adjustments to inventory related to the Mega Airless acquisition.

(2) For the quarter ended March 31, 2016, Selling, Research & Development and Administrative included approximately $5.6 million of costs related to the Mega Airless acquisition.

AptarGroup, Inc.
Condensed Consolidated Financial Statements (Unaudited)
(continued)
(In Thousands)
Consolidated Balance Sheets

	March 31, 2017	December 31, 2016
ASSETS

Cash and Equivalents	$284,727	$466,287
Receivables, net	474,957	433,127
Inventories	309,592	296,914
Other Current Assets	87,458	73,842
Total Current Assets	1,156,734	1,270,170
Net Property, Plant and Equipment	798,630	784,321
Goodwill	411,272	407,522
Other Assets	157,003	144,772
Total Assets	$2,523,639	$2,606,785

LIABILITIES AND EQUITY

Short-Term Obligations	$9,938	$173,816
Accounts Payable and Accrued Liabilities	402,993	369,139
Total Current Liabilities	412,931	542,955
Long-Term Obligations	771,291	772,737
Deferred Liabilities	98,800	116,851
Total Liabilities	1,283,022	1,432,543

AptarGroup, Inc. Stockholders' Equity	1,240,338	1,173,950
Noncontrolling Interests in Subsidiaries	279	292
Total Equity	1,240,617	1,174,242

Total Liabilities and Equity	$2,523,639	$2,606,785

AptarGroup, Inc.
Reconciliation of Adjusted EBIT and Adjusted EBITDA to Net Income (Unaudited)
(In Thousands)

	Three Months Ended
	March 31, 2017

		Beauty +		Food +	Corporate &
	Consolidated	Home	Pharma	Beverage	Other	Net Interest
Net Sales	$601,316	322,448	196,912	81,956	-	-

Reported net income	$51,805
Reported income taxes	17,675
Reported income before income taxes	69,480	22,208	59,070	7,140	(11,006)	(7,932)
Adjustments:
None

Adjusted earnings before income taxes	69,480	22,208	59,070	7,140	(11,006)	(7,932)
Interest expense	8,262					8,262
Interest income	(330)					(330)
Adjusted earnings before net interest and taxes (Adjusted EBIT)	77,412	22,208	59,070	7,140	(11,006)	-
Depreciation and amortization	37,331	19,880	9,771	5,806	1,874	-
Adjusted earnings before net interest, taxes, depreciation and amortization (Adjusted EBITDA)	$114,743	$42,088	$68,841	$12,946	$(9,132)	$-

Segment income margins (Income before income taxes / Reported Net Sales)		6.9%	30.0%	8.7%
Adjusted EBITDA margins (Adjusted EBITDA / Reported Net Sales)	19.1%	13.1%	35.0%	15.8%

	Three Months Ended
	March 31, 2016

		Beauty +		Food +	Corporate &
	Consolidated	Home	Pharma	Beverage	Other	Net Interest
Net Sales	$582,338	314,336	183,135	84,867	-	-

Reported net income	$43,866
Reported income taxes	15,979
Reported income before income taxes	59,845	23,528	53,236	9,283	(18,195)	(8,007)
Adjustments:
Transaction costs related to the Mega Airless acquisition	5,640				5,640
Purchase accounting adjustments related to Mega Airless inventory	2,577	2,151	426
Adjusted earnings before income taxes	68,062	25,679	53,662	9,283	(12,555)	(8,007)
Interest expense	8,591					8,591
Interest income	(584)					(584)
Adjusted earnings before net interest and taxes (Adjusted EBIT)	76,069	25,679	53,662	9,283	(12,555)	-
Depreciation and amortization	35,887	19,258	9,257	5,824	1,548	-
Adjusted earnings before net interest, taxes, depreciation and amortization (Adjusted EBITDA)	$111,956	$44,937	$62,919	$15,107	$(11,007)	$-

Segment income margins (Income before income taxes / Reported Net Sales)		7.5%	29.1%	10.9%
Adjusted EBITDA margins (Adjusted EBITDA / Reported Net Sales)	19.2%	14.3%	34.4%	17.8%

AptarGroup, Inc.
Reconciliation of Adjusted Earnings Per Diluted Share (Unaudited)
($ in thousands, except per share information)
	Three Months Ended
	March 31,
	2017	2016

Income before Income Taxes	$69,480	$59,845

Adjustments:
Transaction costs related to the Mega Airless acquisition		5,640
Purchase accounting adjustments related to Mega Airless inventory		2,577
Foreign currency effects (1)		(1,540)
Adjusted Income before Income Taxes	$69,480	$66,522

Provision for Income Taxes	$17,675	$15,979

Adjustments:
Transaction costs related to the Mega Airless acquisition		1,483
Purchase accounting adjustments related to Mega Airless inventory		859
Foreign currency effects (1)		(331)
Adjusted Provision for Income Taxes	$17,675	$17,990

Net (Income)/Loss Attributable to Noncontrolling Interests	$15	$(3)

Net Income Attributable to AptarGroup, Inc.	$51,820	$43,863

Adjustments:
Transaction costs related to the Mega Airless acquisition		4,157
Purchase accounting adjustments related to Mega Airless inventory		1,718
Foreign currency effects (1)		(1,209)
Adjusted Net Income Attributable to AptarGroup, Inc.	$51,820	$48,529

Average Number of Diluted Shares Outstanding	64,234	65,063

Net Income Attributable to AptarGroup, Inc. Per Diluted Share	$0.81	$0.67

Adjustments:
Transaction costs related to the Mega Airless acquisition		0.06
Purchase accounting adjustments related to Mega Airless inventory		0.03
Foreign currency effects (1)		(0.02)
Adjusted Net Income Attributable to AptarGroup, Inc. Per Diluted Share	$0.81	$0.74

(1) Foreign currency effects are approximations of the adjustment necessary to state the prior year earnings and earnings per share using current period foreign currency exchange rates.

AptarGroup, Inc.
Reconciliation of Adjusted Earnings Per Diluted Share (Unaudited)
($ in thousands, except per share information)
	Three Months Ended
	June 30,
	Expected 2017	2016

Income before Income Taxes		$84,358

Adjustments:
Foreign currency effects (1)		(3,156)
Adjusted Income before Income Taxes		$81,202

Provision for Income Taxes		$25,307

Adjustments:
Foreign currency effects (1)		(791)
Adjusted Provision for Income Taxes		$24,516

Net (Income)/Loss Attributable to Noncontrolling Interests		$(3)

Net Income Attributable to AptarGroup, Inc.		$59,048

Adjustments:
Foreign currency effects (1)		(2,365)
Adjusted Net Income Attributable to AptarGroup, Inc.		$56,683

Average Number of Diluted Shares Outstanding		64,785

Net Income Attributable to AptarGroup, Inc. Per Diluted Share (2)	$0.92 - $0.97	$0.91

Adjustments:
Foreign currency effects (1)		(0.04)
Adjusted Net Income Attributable to AptarGroup, Inc. Per Diluted Share (2)	$0.92 - $0.97	$0.87

(1) Foreign currency effects are approximations of the adjustment necessary to state the prior year earnings per share using foreign currency exchange rates as of March 31, 2017.

(2) AptarGroup’s expected earnings per share range for the second quarter of 2017 is based on an effective tax rate range of 26.5% to 27.5% which includes an estimate of a potential impact from our adoption of the new accounting standard for share-based compensation.

CONTACT:
AptarGroup, Inc.
Investor Relations Contact:
Matthew DellaMaria
matt.dellamaria@aptar.com
815-477-0424
or
Media Contact:
Katie Reardon
katie.reardon@aptar.com
815-477-0424